UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
July 22, 2003

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 99.1 Earnings release, dated July 22, 2003, regarding the second quarter 2003 results of Maxtor Corporation.

Item 12. Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On July 22, 2003, Maxtor Corporation issued a press release announcing its financial results for the fiscal quarter ended June 28, 2003 and held a conference call regarding those results.

The press release relating to the financial results for the fiscal quarter ended June 28, 2003 is attached hereto as Exhibit 99.1.

The Company provides in the press release and conference call certain non-GAAP financial measures, including pro forma net income and pro forma net income per share and operating expenses on a pro forma basis. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude from the directly comparable GAAP measures, amortization of intangible assets and stock compensation expense. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding certain non-cash items that would normally be included in the most directly comparable GAAP financial measure. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MAXTOR CORPORATION

By:	/s/ Glenn H. Stevens

Name: Glenn H. Stevens Title: Sr. Vice President, General Counsel and Secretary

Date: July 22, 2003

Exhibit Index

Exhibit	Description

99.1	Earnings release, dated July 22, 2003, regarding the second quarter 2003 results of Maxtor Corporation.